                                                             EXHIBIT 9




                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                  CENTRE REINSURANCE SERVICES (BERMUDA) LIMITED

                                       AND

                                LONGFELLOW I, LLC

                           Dated as of March 27, 1997



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                                TABLE OF CONTENTS

                                                                           Page


DEFINITIONS: CERTAIN REFERENCES..............................................3

SALE AND PURCHASE OF THE SHARES..............................................3

REPRESENTATIONS AND WARRANTIES OF THE SELLER.................................3
   Title to Shares...........................................................3
   Agreements................................................................4
   Corporate Existence and Power.............................................4
   Power and Authority.......................................................4
   No Contravention, Conflict, Breach, Etc...................................4
   Consents..................................................................4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..............................5
   Purchase for Investment...................................................5
   Restricted Securities.....................................................5
   Existence and Power.......................................................5
   Power and Authority.......................................................5
   No Contravention, Conflict, Breach, Etc...................................5
   Consents..................................................................6

COVENANTS OF THE PARTIES.....................................................6
   Right of First Offer......................................................6
   Voting of Shares..........................................................8
   Registration Rights Agreement; Relationship Agreement.....................8
   Pledge Agreement..........................................................9
   Remedies Under the Stock Purchase Agreement...............................9

TERMINATION..................................................................9

MISCELLANEOUS...............................................................10
   Notices..................................................................10
   Survival.................................................................11
   GOVERNING LAW............................................................11
   Waiver...................................................................11
   Severability.............................................................11
   Headings; Interpretation Interpretation..................................12
   Entire Agreement.........................................................12
   Successors and Assigns...................................................12
   Counterparts.............................................................12

                            STOCK PURCHASE AGREEMENT



                  STOCK PURCHASE AGREEMENT dated as of March 27, 1997, between CENTRE REINSURANCE SERVICES (BERMUDA) LIMITED, a Bermuda corporation (the Seller ), and LONGFELLOW I, LLC, a Delaware limited liability company (the Purchaser ).

                  WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase, an aggregate of 3,174,603 shares (the Shares ) of the Common Stock, par value $.01 per share ( Common Stock ), of Provident Companies, Inc. ( Provident ) for the consideration and upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the Seller and the Purchaser agree as follows:

1.        DEFINITIONS: CERTAIN REFERENCES.

                  The terms defined in this Section 1, whenever used in this Agreement, shall have the following meanings for all purposes of this Agreement:

                  "Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act.

                  "Agreement" means this Stock Purchase Agreement, as it may hereafter be modified, supplemented or amended in accordance with its terms.

                  "Business Day" means any day excluding Saturday, Sunday and any day which shall be in The City of New York, New York, a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

                  "Common Stock" has the meaning set forth in the second recital of this Agreement.



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                  "Encumbrance" means any mortgage, pledge, lien, security
interest, restriction upon voting or transfer, claim or encumbrance of any kind.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "First Offer Notice" has the meaning set forth in Section 5.1(A).

                  "Governmental Authority" means the government of any nation or state, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Law" means any law, treaty, rule or regulation of a Governmental Authority or judgment, order, writ, injunction or determination of an arbitrator or a court or other Governmental Authority.

                  "Loan Agreement" means the Credit Agreement, dated as of March 27, 1997, among the Purchaser and Bank of America N.T. & S.A., as agent (the Agent ), and the other financial institutions party thereto (together with the Agent, the Lenders ), as modified, supplemented or amended in accordance with the terms thereof.

                  "Market Price," as of any date, means the closing price per share of Common Stock for such date on the primary exchange, market or trading system on which the Shares are traded.

                  "Material Adverse Effect" means a material adverse effect on the assets, results of operations, business or condition (financial or otherwise).

                  "Offered Shares" has the meaning set forth in Section 5.1(A).

                  "Option Expiration Time" has the meaning set forth in Section 5.1(B).

                  "Option Price" has the meaning set forth in Section 5.1(B).

                  "Person" means any individual, firm, corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Provident" has the meaning set forth in the second recital of this Agreement.

                  "Purchaser" has the meaning set forth in the first recital of this Agreement.

                  "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, entered into as of November 27, 1996 and dated as of May 31, 1996, between Zurich and Provident, as further amended, supplemented and modified from time to time in accordance with the terms thereof and Section 5.3(B).

                  "Relationship Agreement" means the Amended and Restated Relationship Agreement, entered into as of November 27, 1996 and dated as of May 31, 1996, between Provident and Zurich, and as further amended, supplemented and modified in accordance with the terms thereof and Section 5.3(B).

                  "Seller" has the meaning set forth in the first recital of this Agreement.

                  "Shares" has the meaning set forth in the second recital of this Agreement.

                  "Stock Purchase Agreement" means the Amended and Restated Stock Purchase Agreement, entered into as of November 27, 1996 and dated as of May 31, 1996, between Provident and Zurich, as further amended, supplemented or modified in accordance with the terms thereof.

                  "Transfer" means, with respect to any Share, any sale, assignment, transfer or disposition by gift or other means, including without limitation, any distribution in liquidation or otherwise by a corporation, partnership, limited liability company or similar entity.

                  "Zurich" means Zurich Insurance Company, a Swiss corporation.

2.        SALE AND PURCHASE OF THE SHARES.

                  The Seller does hereby sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser does hereby purchase, assume and accept from the Seller, the Shares at a per Share purchase price of $31.50000173, for an aggregate purchase price of $100,000,000.00 (the Purchase Price ). Receipt of the Purchase Price and the Shares is hereby acknowledged by the Seller and the Purchaser, respectively.

3.        REPRESENTATIONS AND WARRANTIES OF THE SELLER.

                  The Seller represents and warrants to the Purchaser that:

                  3.1. Title to Shares. Upon delivery of and payment for the Shares as provided in Section 2, the Seller will convey to the Purchaser valid and marketable title thereto, free and clear of any Encumbrance (other than (i) pursuant to the Relationship Agreement, (ii) as set forth herein or contemplated hereby and (iii) as imposed by the Act or similar state securities laws).

                  3.2. Agreements. Zurich has delivered true and correct copies of the Stock Purchase Agreement, the Relationship Agreement and the Registration Rights Agreement, in each case together with all amendments thereto as of the date hereof, and each of such agreements is in full force and effect as of the date hereof. Receipt of such agreements is hereby acknowledged by the Purchaser. The Seller is an Affiliate of Zurich and has been designated by Zurich to purchase shares of Common Stock of Provident pursuant to Section 1.1 of the Stock Purchase Agreement.

                  3.3.   Corporate   Existence  and  Power.   The  Seller  is  a
corporation duly organized, validly existing and in good standing under the laws of Bermuda.

                  3.4. Power and Authority. The Seller has the full corporate power and authority to execute and deliver this Agreement. The Seller has the full corporate power and authority to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Seller and is a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

                  3.5. No Contravention, Conflict, Breach, Etc. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement by which the Seller is bound, which conflict, contravention, breach, violation or default would materially impair the ability of the Seller to consummate the transactions contemplated hereby.

                  3.6. Consents. No consent, approval, authorization, order, registration, filing or qualification of or with any (A) Governmental Authority or (B) other Person is required to be made or obtained by the Seller or any of its subsidiaries or Affiliates for the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby, which if not obtained or made would materially impair the ability of the Seller to consummate the transactions contemplated hereby, except that Zurich will be required to file an amendment (the 13D Amendment ) to the
Schedule 13D of Zurich relating to its ownership of Common Stock pursuant to the Exchange Act promptly after the Closing.

4.        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

                  The Purchaser severally represents and warrants to the Seller that:

                  4.1. Purchase for Investment. The Shares are being acquired for investment for the Purchaser s own account and not with a view to the resale or distribution of any part thereof, except in compliance with the provisions of the Act or an exemption therefrom.

                  4.2.  Restricted Securities.

                           (A) The  Purchaser  understands  that the  Shares are
characterized as restricted securities under the federal securities laws inasmuch as they are being acquired in a transaction or series of transactions not involving a public offering and that under such laws and applicable regulations the Shares may be resold without registration under the Act only in certain limited circumstances.

                           (B)  The   Purchaser   further   agrees   that   each
certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

                   THE SECURITIES REPRESENTED BY THIS CERTIFICATE (I) HAVE NOT
                  BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT

                  ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND (II) ARE SUBJECT TO THE PROVISIONS OF THE RELATIONSHIP AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF PROVIDENT.

                  4.3. Existence and Power. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the limited liability power and authority to conduct its business as currently conducted.

                  4.4. Power and Authority. The Purchaser has the full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                  4.5. No Contravention, Conflict, Breach, Etc. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement by which the Purchaser is bound, which conflict, contravention, breach, violation or default would materially impair the ability of the Purchaser to consummate the transactions contemplated hereby.

                  4.6. Consents. No consent, approval, authorization, order, registration, filing or qualification of or with any (A) Governmental Authority or (B) other Person is required to be made or obtained by the Purchaser for the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby, which if not obtained or made would materially impair the ability of the Purchaser to consummate the transactions contemplated hereby.

5.        COVENANTS OF THE PARTIES.

                  5.1. Right of First Offer. The Purchaser covenants and agrees that:

                            (A) If the Purchaser  desires to Transfer any or all
of its Shares, the Purchaser shall first give written notice to the Seller (the First Offer Notice ), which First Offer Notice shall identify the Shares proposed to be Transferred (the Offered Shares ), indicate if such Offered Shares are being Transferred by the Agent or the Lenders and shall be effective when delivered to the Seller in accordance with the provisions of
Section 7.1.

                            (B) During the twenty-six  hours  (considering  only
those hours of a Business Day), immediately following the effective delivery of the First Offer Notice (the Option Expiration Time ), the Seller (and/or such Affiliates of the Seller as it may designate in writing to the Purchaser) shall have the right, but not the obligation, to elect to purchase all of the Offered Shares at a purchase price (the Option Price ) equal to the product of (i) the Market Price as of the date of effective delivery of the First Offer Notice and
(ii) the number of Offered Shares, by delivery by the Seller of written notice, prior to the Option Expiration Time, to the Purchaser; provided, however, that if the First Offer Notice indicates that the Offered Shares are being Transferred by the Agent or the Lenders then, unless such notice delivered by the Seller (and/or any such Affiliate) contains the binding obligation of the Seller to consummate the purchase of the Offered Shares no later than the third Business Day following the date on which the Option Expiration Time occurs, the Seller shall be deemed to have waived its right to purchase the Offered Shares and; provided, further, however, that any First Offer Notice may be withdrawn by the Purchaser prior to its receipt of such written notice by the Seller and the provisions of this Section 5.1 shall again become effective and no Transfer of such Offered Shares subject to this Section 5.1 may be made thereafter by the Purchaser without again offering the same to the Seller in accordance with
Section 5.1(A). The failure of the Seller to respond prior to the Option Expiration Time shall be deemed to be a waiver of its right to purchase the Offered Shares; provided, that the First Offer Notice was delivered in accordance with Section 5.1(A).

                            (C) If the Seller has not  elected,  or is deemed to
have waived its right, to purchase all of the Offered Shares prior to the Option Expiration Time, the Purchaser shall have the right to Transfer such Offered Shares to any buyer in a bona fide transaction consummated within 90 Business Days following the date on which the Option Expiration Time occurs. If such proposed Transfer of the Offered Shares to a buyer is not consummated within such 90-Business Day period, then the restrictions provided for in this Section
5.1 shall again become effective, and no Transfer of such Offered Shares subject to this Section 5.1 may be made thereafter by the Purchaser without again offering the same to the Seller in accordance with Section 5.1(A) provided, however, that no such reoffer shall be required if such

Offered Shares are being sold in a controlled selling program described by the Purchaser in the applicable First Offer Notice, which description shall contain the number of Offered Shares to be so sold and the anticipated timing of such sales, and the Offered Shares remaining unsold after such 90-Business Day period constitute less than 5% of the Shares.

                            (D) If the Seller  (and/or any Affiliate  designated
by the Seller  pursuant to Section 5.1(B)) shall exercise its option pursuant to
Section 5.1(B), the Transfer of the Offered Shares to the Seller (and/or any such Affiliate) resulting from the exercise of such option shall take place no later than the third Business Day following the later of (i) the date on which the Option Expiration Time occurs and (ii) the receipt by the Seller of all required consents and approvals, which the Seller (and/or any such Affiliate) shall use its commercially reasonable best efforts to obtain in a timely manner and which shall in no event occur no later than on the sixtieth day following the date on which the First Offer Notice was given; provided, however, that if the notice delivered by Seller in accordance with Section 5.1(B) contains the binding obligation of the Seller to consummate the purchase of the Offered Shares no later than the third Business Day following the date on which the Option Expiration occurs, such purchase shall take place within the period described in clause (i) above. If the closing of any Transfer of Offered Shares occurs after the third Business Day following the date on which the Option Expiration Time occurs (the Interest Accrual Date ), interest will accrue on the Option Price at the 3-month U.S. Treasury rate during the period commencing on the Interest Accrual Date and ending on the date on which such closing occurs. On such closing date, the Purchaser shall execute and deliver instruments, in form and substance reasonably satisfactory to the Seller, assigning all of its right, title and interest in the Offered Shares to the Seller (and/or any such Affiliate), against payment therefor, free and clear of all Encumbrances, other than restrictions imposed pursuant to this Agreement, the Relationship Agreement and applicable Federal and state securities laws. If the Seller shall designate an Affiliate to purchase the Offered Shares as contemplated by this Section 5.1, such designation shall not relieve the Seller of its obligations under this
Section 5.1

                  5.2. Voting of Shares. With respect to any Share and until such time as the provisions of Section 2.4 of the Relationship Agreement are no longer applicable to any such Share, the Purchaser hereby irrevocably appoints Zurich its proxy to represent and vote each such Share held of record by the Purchaser on the record date for determining the stockholders of Provident eligible to vote on the matter at issue, for and in the name, place and stead of the

Purchaser, at all regular, special or other meetings of the holders of the Common Stock, and at any adjournment of such meetings, held during the time this proxy is in effect, and to act by consent in lieu of a meeting, or otherwise, with respect to the Shares held of record by the Purchaser on the date such consent is to be given, or such other action taken, at all times this proxy is in effect. Zurich shall be entitled to so vote or act with respect to each such Share in its sole discretion and neither Zurich nor any of its subsidiaries or Affiliates shall have any liability to the Purchaser for damages or liabilities incurred or sustained by the Purchaser as a result of, or in connection with, any such vote or action or the outcome thereof. It is hereby expressly acknowledged that upon the Transfer of any Shares by the Purchaser to a non-Affiliate of the Purchaser, the proxy described in the second preceding sentence shall without any action or writing of any kind required immediately cease to be in effect, and shall be of no further force, in each case only with respect to such Transferred Shares provided, that such Transfer complies with
Section 2.4(g) of the Relationship Agreement.

                  5.3. Registration Rights Agreement; Relationship Agreement.

                            (A) The  Seller  agrees  for  itself and each of its
subsidiaries and Affiliates (i) that the Purchaser shall have the sole right (together with any subsequent assignees of such right or portion thereof) to request one of the three registrations described in Section 2(a)(i)(y) of the Registration Rights Agreement for so long as the Purchaser and any of such assignees are, in the aggregate, Holders of more than 10% of the then outstanding Registrable Securities and (ii) to cause any transferee of the Seller's Registrable Securities to be bound by the agreement contained in clause
(i) of this Section 5.3(A).

                            (B) So  long  as the  Purchaser,  the  Agent  or any
Lender holds any Registrable Securities, the Seller agrees that neither the Seller nor any of its subsidiaries or Affiliates shall amend the Registration Rights Agreement or Section 2.4 of the Relationship Agreement in a manner adverse to the Purchaser, the Agent or the Lenders without the prior written consent of the Purchaser and the Agent, which consent shall not be unreasonably withheld.

                            (C)  Simultaneously  with the execution hereof,  the
Purchaser shall execute and deliver to Provident a letter with respect to the Relationship Agreement substantially in the form attached hereto as Exhibit A.

                  5.4. Pledge Agreement. The Purchaser agrees not to amend Sections 2.5 and 7.1 of the Pledge Agreement (as defined in the Loan Agreement) in a manner adverse to the Seller without the prior written consent of the Seller (which consent shall not be unreasonably withheld).

                  5.5. Remedies Under the Stock Purchase Agreement. In the event that (i) the Seller or any of its subsidiaries or Affiliates recover any amount in respect of a claim by it (a "Seller Claim") (x) resulting from or arising out of a breach by Provident of any of its representations, warranties, covenants or agreements contained in the Stock Purchase Agreement, the Registration Rights Agreement or the Relationship Agreement or (y) under the provisions of Section 6.1(b) of the Stock Purchase Agreement and (ii) the Purchaser or its Affiliates or any of their respective partners, members, shareholders, officers or directors (each, a "Purchaser Party") has a Claim (as defined in the Stock Purchase Agreement) relating to or arising from the event, state of facts or circumstance that formed the basis of or gave rise to the Seller Claim, the Seller and such subsidiaries and Affiliates shall pay over to the Purchaser the lesser of (A) one- third of the amount actually received by the Seller in respect of the Seller Claim and (B) the amount of the Purchaser Parties' Claims relating to or arising out of the event, state of facts or circumstance that formed the basis of or gave rise to the Seller Claim. Nothing in this Section
5.5 or elsewhere in this Agreement shall be deemed to (i) give any Purchaser Party or any other Person any right to make a claim under or in respect of the Stock Purchase Agreement, the Registration Rights Agreement or the Relationship Agreement, which claim such Purchaser Party would not otherwise have the right to make, or (ii) require the Seller or any of its subsidiaries or Affiliates to pursue any remedies under the Stock Purchase Agreement, the Registration Rights Agreement or the Relationship Agreement.

6.        TERMINATION.

                  This Agreement shall terminate upon the written agreement of the parties hereto.

7.        MISCELLANEOUS.

                  7.1. Notices. All notices or other communications given or made hereunder shall be validly given or made if in writing and delivered by facsimile transmission or in person at, mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by a reputable overnight courier to, the following addresses (except for notices required to be delivered pursuant to Section 5.1, which notices shall be delivered by hand to the Seller or the Purchaser, as the case may be, at its New York City address) and shall be deemed effective at the time of receipt thereof (except for notices required to be delivered pursuant to Section 5.1, which notices shall be deemed effective at the time of their delivery in accordance with this sentence).

                  If to the Seller:

                           c/o Zurich Insurance Company
                           Mythenquai  2
                           P.O. Box Ch. 8022
                           Zurich, Switzerland
                           Attention:  General Counsel
                           Fax No.:  011-411-202-1063

                  With copies to (the following being the Seller's New York City address):

                           Zurich Centre Resource Limited
                           One Chase Manhattan Plaza
                           New York, New York  10005
                           Attention:  General Counsel
                           Fax No.:  (212) 898-5002

                  and

                           Willkie Farr & Gallagher
                           One Citicorp Center
                           153 East 53rd Street
                           New York, New York  10022-4669
                           Attention:  Thomas Cerabino, Esq.
                           Fax No.:   (212) 821-8111

                  If to the Purchaser:

                           201 Main Street
                           Fort Worth, Texas  76102
                           Attention:  Chuck Irwin
                           Fax No.:  (817) 390-8739

with copies to (the following being the Purchaser's New York City address):

                           c/o Insurance Partners Advisors, L.P.
                           One Chase Manhattan Plaza
                           44th Floor
                           New York, New York  10005
                           Attention:  Robert A. Spass
                           Fax No.:   (212) 898-8720

                  and

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019-6064
                           Attention:  Marilyn Sobel, Esq.
                           Fax No.:   (212) 757-3990

or to such other address as the party to whom notice is to be given may have previously furnished notice in writing to the other in the manner set forth above.

                  7.2. Survival. All representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  7.3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE.

                  7.4. Waiver. The failure at any time to require performance of any provision hereof shall in no way affect the full right to require such performance at any time thereafter (unless performance thereof has been waived in accordance with the terms hereof for all purposes and at all times by the parties to whom the benefit of such performance is to be rendered). The waiver by any party to this Agreement of a breach of any provision hereof shall not be taken or held to be a waiver of any succeeding breach of such provision of any other provision or as a waiver of the provision itself.

                  7.5. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, each of the Seller and the Purchaser directs that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates their intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

                  7.6. Headings; Interpretation Interpretation;. The index and section headings herein are for convenience only and shall not affect the construction hereof. References to sections means sections of this Agreement unless the context otherwise requires. References to herein or hereof mean this Agreement.

                  7.7. Entire Agreement. This Agreement embodies the entire agreement between the parties relating to the subject matter hereof.

                  7.8. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind, and inure to the benefit of, the respective successors and assigns of the parties hereto; provided, however, that the rights and obligations of either party hereto may not be assigned without the prior written consent of the other parties; provided, further, however, that the Purchaser shall be deemed to have assigned its rights and obligations hereunder to the Agent or the Lenders to the extent Shares are Transferred to such Person in the manner required by the Loan Agreement or the documents entered into in connection therewith.

                  7.9.   Counterparts.   This   Agreement  may  be  executed  in
counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                       CENTRE REINSURANCE SERVICES
                                       (BERMUDA) LIMITED

                                       By:/s/ Andrea Hodson
                                       Name:  Andrea Hodson
                                       Title:  Vice President

                                       LONGFELLOW I, LLC

                                       By:/s/ Robert A. Spass
                                      Name:   Robert A. Spass
                                      Title:  President

                  As a material inducement to Longfellow I, LLC (the "Purchaser") to enter into the Stock Purchase Agreement (the "Agreement") dated as of March 27, 1997, between the Purchaser and Centre Reinsurance Services (Bermuda) Limited, a subsidiary of the undersigned (the "Seller"), and in consideration of the voting agreement contained in Section 5.2 of the Agreement, the undersigned hereby (i) acknowledges and agrees that the Purchaser shall have the rights set forth in Section 5.3(A) of the Agreement, (ii) agrees to comply with the provisions of Sections 5.3(A), 5.3(B) and 5.5 of the Agreement in its capacity as an affiliate of the Seller and (iii) agrees to cause its subsidiaries and affiliates, including the Seller, to perform the obligations set forth in, and comply with the provisions of, Sections 5.3(A), 5.3(B) and 5.5 of the Agreement.

                            ZURICH INSURANCE COMPANY

                            By:/s/ W. Bolinder    /s/ M. Landolt
                            Name:  W. Bolinder        M. Landolt
                            Title: Member of the      Office of the Chairman
                                   Corporate
                                   Executive Board

                  As a material inducement to Longfellow I, LLC (the "Purchaser") to enter into the Stock Purchase Agreement (the "Agreement") dated as of March 27, 1997, between the Purchaser and Centre Reinsurance Services (Bermuda) Limited, an affiliate of the undersigned (the "Seller"), the undersigned hereby agrees to cause its subsidiaries and affiliates, including the Seller, to perform the obligations set forth in, and comply with the provisions of, Section 5.1 of the Agreement.

                                          ZURICH CENTRE INVESTMENTS LIMITED

                                          By:/s/ Thomas Gleeson
                                          Name:  Thomas Gleeson
                                          Title: Vice President

                                                                EXHIBIT A

                                LONGFELLOW I, LLC
                                 41 Cedar Avenue
                                P.O. Box HM 1179
                            Hamilton, HM EX, Bermuda

                                             Dated as of ________ __, 1997

Provident Companies, Inc.
1 Fountain Square
Chattanooga, Tennessee 37402
Attention:  Chief Financial Officer

                      Re:     Relationship Agreement

Ladies and Gentlemen:

                  Reference is made to the Amended and Restated Relationship Agreement, entered into as of November 27, 1996 and dated as of May 31, 1996 (the "Relationship Agreement"), between Provident Companies, Inc. and Zurich Insurance Company. Capitalized terms used herein shall have the respective meanings ascribed to such terms in the Relationship Agreement.

                  Longfellow I, LLC is an "IP Entity". For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Longfellow I, LLC hereby assumes the obligations and restrictions contained in
Section 2.4 of the Relationship Agreement pertaining to the Investor, except to the extent such obligations and restrictions are therein modified in their application to IP Entities.

                  THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

This letter agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

                                          Very truly yours,

                                          LONGFELLOW I,  LLC

                                          By: Insurance Partners, L.P.,
                                              a managing member

By:  Insurance GenPar, L.P., its general partner

By:  Insurance GenPar MGP, L.P., its general partner

By:  Insurance GenPar MGP, Inc., its general partner

     By:
     Name:
     Title:

By:  Insurance Partners Offshore (Bermuda), L.P., a managing member

By:  Insurance GenPar (Bermuda), L.P., its general partner

By:  Insurance GenPar (Bermuda) MGP, L.P., its general partner

By:  Insurance GenPar (Bermuda) MGP, Ltd., its general partner

      By:
      Name:
      Title:

 cc:  F. Dean Copeland
      Alston & Bird